UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 15, 2005
(Date of Report)

000-49746
(Commission File No.)

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

88-0498181
(I.R.S. Employer Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada, V5J 5K9, Tel: (604) 327-9446
(Address, including zip code, and telephone number of registrant’s principal executive offices)

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On December 12, 2005, J.H. Cohn LLP resigned as the principal independent accountant in connection with the audit of our consolidated financial statements.

The audit reports of J.H. Cohn LLP on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the consolidated financial statements prepared for the fiscal years ended December 31, 2004 and December 31, 2003 and to the date of resignation, we had no disagreements with J.H. Cohn LLP with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

We have engaged Davidson & Company LLP, Chartered Accountants as our new principal independent accountant on December 15, 2005 in connection with the audit of our consolidated financial statements. The board of directors has approved the change of accountants.

During the fiscal years ending December 31, 2004 and December 31, 2003, including the subsequent interim periods through December 12, 2005, the date of J.H. Cohn LLP’s resignation, and prior to the appointment of Davidson & Company LLP, neither we, or anyone on our behalf, consulted with Davidson & Company LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

We have provided J.H. Cohn LLP with a copy of this report prior to filing it with the Securities and Exchange Commission (SEC). We requested that J.H. Cohn LLP furnish a letter addressed to the SEC stating whether J.H. Cohn LLP agrees with the above statements. A letter from J.H. Cohn LLP is attached as Exhibit 16 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included as part of this report:

EXHIBIT
NO.	DESCRIPTION

16	Letter from J.H. Cohn LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it’s behalf by the undersigned hereunto duly authorized.

VISCOUNT SYSTEMS, INC.

Date: December 15, 2005	By:	/s/ Stephen Pineau

	Title:	Stephen Pineau
President and Chief Executive Officer